SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On June 13, 2008 Celanese Corporation (the “Company”) issued a press release announcing that the Company had entered into a settlement agreement with the plaintiffs in the consolidated proceeding styled In re Polyester Staple Antitrust Litigation, MDL 1516, previously disclosed in the Company’s periodic reports filed pursuant to the Securities Exchange Act of 1934. Pursuant to the settlement agreement, the plaintiffs have dismissed their claims in consideration of a payment by the Company of $107 million. This settlement resolves a substantial portion of the Company’s potential exposure with respect to sales of polyester staple fiber.
     The Company also announced its intent to divest its ownership interest in several legacy Infraserv investments where Celanese no longer has manufacturing operations. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Robert L. Villaseñor

Name:	Robert L. Villaseñor
Title:	Assistant Secretary
Date: June 13, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated June 13, 2008